UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2011

QUICKSILVER RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14837	75-2756163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street
Suite 3700, Unit 19
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

    The annual meeting of stockholders of Quicksilver Resources Inc. was held on May 18,
2011.  Results with respect to proposals submitted at the meeting were as follows:

    1. Election of three directors to serve terms expiring at Quicksilver's annual meeting to be held in 2014.
Name	Total Vote for Each Director	Total Vote Withheld for Each Director	Broker Non-Votes
Thomas F. Darden	130,957,892	4,131,660	0
W. Byron Dunn	124,700,685	10,388,867	0
Mark J. Warner	131,472,430	3,617,122	0

   2. Advisory vote on executive compensation.

Number of Votes
Votes For	131,919,847
Votes Against	2,903,608
Votes Abstained	266,097
Broker Non-Votes	0

    3. Advisory vote on the frequency of holding an advisory vote on executive compensation.

Number of Votes
Votes for 1 Year	121,800,949
Votes for 2 Years	191,455
Votes for 3 Years	12,811,823
Votes Abstained	285,325
Broker Non-Votes	0

    In accordance with the voting results on this item, Quicksilver has determined to hold an advisory vote on executive compensation every year until the next stockholder vote on the frequency of stockholder votes on the compensation of executives.  A stockholder vote on the frequency of stockholder votes on the compensation of executives is required to be held at least once every six years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Philip Cook
Philip Cook
Senior Vice President - Chief Financial Officer

Date: May 23, 2011